Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


FOR IMMEDIATE RELEASE
December 13, 2006

                         UNITED NATURAL FOODS ANNOUNCES
                           2006 ANNUAL MEETING RESULTS


Dayville, Connecticut - December 13, 2006 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today announced the results of its Annual Meeting of Stockholders, held Thursday, December 7, 2006, at the Courtyard by Marriott Downtown, at 32 Exchange Terrace, Providence, Rhode Island. The Company's stockholders voted in favor of the two proposals presented for action at the annual meeting: the re-appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2007, and the re-election of two incumbent directors, Richard Antonelli and Joseph M. Cianciolo, to serve as Class I directors until the Company's 2009 Annual Meeting of Stockholders. Stockholders can access a webcast replay of the annual meeting via the Investor Relations section of the Company's website at www.unfi.com. The webcast will be available on the Company's website through January 6, 2007.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."

For more information on United Natural Foods, Inc., visit the Company's web site at www.unfi.com.

UNITED NATURAL FOODS                      FINANCIAL RELATIONS BOARD
Mark Shamber                              Joseph Calabrese
Chief Financial Officer                   General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 7, 2006, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.